Exhibit 99.1

Contact Information:

For EPIX Pharmaceuticals, Inc.

Peyton Marshall, Chief Financial Officer

Sydney Barrett, Investor Relations Manager

(617) 250-6012

FOR IMMEDIATE RELEASE

EPIX PHARMACEUTICALS ANNOUNCES RECEIPT OF APPROVABLE LETTER FROM FDA FOR MS-325

Agency Requests Additional Clinical Studies

Cambridge, MA — January 14, 2005 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), announced today that the U.S. Food and Drug Administration (FDA) has completed its review of the new drug application for MS-325 (gadofosveset trisodium), and found it to be approvable. In the approvable letter, the FDA requested additional clinical studies to demonstrate efficacy prior to approval.   MS-325 is the first in a new class of MRI blood pool contrast agents, and is specifically designed for magnetic resonance angiography (MRA).

The FDA indicated that its principal questions continue to relate to the non-contrast MRA comparator scans used in the Phase III trials and to the statistical treatment of uninterpretable images.  The letter identified no safety or manufacturing deficiencies.

EPIX is continuing its active dialogue with the FDA in order to determine the next steps the Company will need to take to secure the approval of this first-of-its-kind contrast imaging agent. EPIX remains committed to developing MRI cardiovascular imaging pharmaceuticals that enable clinicians to obtain and view clearer scans.

“The FDA’s approvable letter is a significant regulatory milestone, although we are disappointed that the Agency has requested additional work. We and our partner Schering, AG look forward to working with the FDA to define the next steps in the approval process for MS-325,” said Michael D. Webb, Chief Executive Officer of EPIX.

Conference Call

A conference call is scheduled for today, Friday January 14 at 8:45 a.m. E.T. Dial-in numbers for the conference call are 888-464-7607 (US/Canada) and 706-634-0187 (International).  A recording of this call will be available from 12:00 noon ET today,  Friday, January, 14, 2005, through Tuesday, January 18, 2004 at 800-642-1687 (US/Canada) and 706-645-9291 (International), reservation code 3443900.  The call is being webcast by Thompson/CCBN.  The press release and the conference call webcast can also be found on the EPIX website at www.epixpharma.com. An archived version will be available on the EPIX website two hours after the live webcast.

About EPIX Pharmaceuticals

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology(TM) to create imaging pharmaceuticals targeted at the molecular level, enabling physicians to use MRI to obtain detailed information about specific disease processes. The Company’s lead product, MS-325, is the first imaging pharmaceutical specifically designed for Magnetic Resonance Angiography.  Schering AG, Germany, the market leader in MRI contrast agents, is the worldwide sales, marketing and development partner for MS-325.  Schering AG submitted MS-325 for marketing approval in the European Union and that application was accepted for filing in June 2004.  EPIX is also collaborating with Schering AG in the development of its second drug candidate, EP-2104R, for imaging blood clots using MRI, and in a research partnership to discover novel compounds for MRI.  To receive the latest EPIX news and other corporate developments, visit the EPIX website at www.epixpharma.com.

EPIX Safe Harbor Statement

This news release contains forward-looking statements based on current expectations of the Company’s management.  Such statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including risks and uncertainties related to the conduct of, and results obtained from our clinical trials, the timing of submissions to, and decisions by, regulatory agencies, including FDA, whether FDA will grant marketing approval for the company’s products on a timeline consistent with our expectations or at all, our dependence on corporate collaborations, our ability to develop multiple applications for our products and technologies, market acceptance of our products, reimbursement policies of third-party payors with respect to our products, competition and technological change.

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